--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                        STANDARD MANAGEMENT CORPORATION





                                ----------------

                                 NOTE AGREEMENT

                                ----------------



                           Dated as of June 30, 1997




                                      Re:

                $5,628,427 Senior Subordinated Convertible Notes
                                Due July 1, 2004


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.      DESCRIPTION OF NOTE AND COMMITMENTS .........................  1

        1.1     Description of Note .........................................  1
        1.2     Commitments, Closing Date ...................................  1
        1.3     Conversion...................................................  2

SECTION 2.      PREPAYMENT OF NOTE ..........................................  3

        2.1     Restriction on Prepayment ...................................  3
        2.2     Prepayments at Option of Holder in
                Certain Events ..............................................  3
        2.3     Prepayments at Option of the Company ........................  3
        2.4     Direct Payment ..............................................  4

SECTION 3.      REPRESENTATIONS .............................................  4

        3.1     Representations of the Company ..............................  4
        3.2     Representations of the Purchaser ............................  4

SECTION 4.      CLOSING CONDITIONS ..........................................  5

        4.1     Closing Certificate .........................................  5
        4.2     Legal Opinion ...............................................  5
        4.3     Company's Existence and Authority ...........................  5
        4.4     Consent and Approvals .......................................  6
        4.5     Registration Rights Agreement ...............................  6
        4.6     Legality of Investment ......................................  6
        4.7     Satisfactory Proceedings ....................................  6
        4.8     Use of Proceeds .............................................  6
        4.9     Waiver of Conditions ........................................  6

SECTION 5.      COMPANY COVENANTS ...........................................  7

        5.1     Corporate Existence, Etc. ...................................  7
        5.2     Insurance ...................................................  7
        5.3     Taxes, Claims for Labor and Materials,
                 Compliance with Laws .......................................  7
        5.4     Maintenance of Material Properties, Etc. ....................  8
        5.5     Nature of Business ..........................................  8
        5.6     Limitations on Indebtedness .................................  8
        5.7     Limitations on Liens ........................................  9
        5.8     Reinsurance ................................................. 10
        5.9     Financial Covenants ......................................... 10
        5.10    Sales of Assets ............................................. 10
        5.11    Loans and Investments ....................................... 10
        5.12    Guaranties, Etc ............................................. 11
        5.13    Mergers ..................................................... 11
        5.14    Transactions with Affiliates ................................ 11
        5.15    Limitation on Sale and Lease-Backs .......................... 12
        5.16    Repurchases of Note ......................................... 12
        5.17    Dividends ................................................... 12
        5.18    Termination of Pension Plans ................................ 12

        5.19    Reports and Rights of Inspection ............................ 12
        5.20    Leases ...................................................... 13
        5.21    Investment Advisory Agreement ............................... 15

SECTION 6.      EVENTS OF DEFAULT AND REMEDIES THEREFOR ..................... 15

        6.1     Events of Default ........................................... 15
        6.2     Notice to Holders ........................................... 17
        6.3     Acceleration of Maturity .................................... 17
        6.4     Rescission of Acceleration .................................. 18

SECTION 7.      AMENDMENTS, WAIVERS AND CONSENTS ............................ 18

        7.1     Consent Required ............................................ 18
        7.2     Effect of Amendment or Waiver ............................... 19

SECTION 8.      INTERPRETATION OF AGREEMENT; DEFINITIONS .................... 19

        8.1     Definitions ................................................. 19
        8.2     Accounting Principles ....................................... 26

SECTION 9.      MISCELLANEOUS ............................................... 26

        9.1     Note Register ............................................... 26
        9.2     Exchange of Note ............................................ 26
        9.3     Loss, Theft, Etc. of Note ................................... 26
        9.4     Expenses; Stamp Tax Indemnity ............................... 27
        9.5     Indemnities ................................................. 27
        9.6     Powers and Rights Not Waived; Remedies
                 Cumulative ................................................. 28
        9.7     Notices ..................................................... 28
        9.8     Reproduction of Documents ................................... 28
        9.9     Counterparts ................................................ 28
        9.10    Successors and Assigns ...................................... 29
        9.11    Survival of Covenants and Representations ................... 29
        9.12    Severability ................................................ 29
        9.13    Governing Law ............................................... 29
        9.14    Captions .................................................... 29
        9.15    Waiver of Jury Trial ........................................ 29

ATTACHMENTS TO NOTE AGREEMENT:

EXHIBIT A       Form of Senior Subordinated Convertible Note
                Due July 1, 2004

EXHIBIT B       Voting Trust Agreement

EXHIBIT C       Representations and Warranties

EXHIBIT D       Registration Rights Agreement

EXHIBIT E       Financial Covenants

EXHIBIT F       Reporting Requirements

                                 NOTE AGREEMENT


        THIS NOTE AGREEMENT (this "Agreement") is made and entered into as of June 30, 1997 by and between Standard Management Corporation, an Indiana corporation (the "Company"), Capitol American Life Insurance Company, an Arizona corporation ("Capitol American") and Transport Life Insurance Company, a Texas corporation ("Transport", and collectively with Capitol American, the "Purchaser").

        WHEREAS, the Company desires that the Purchaser lend money to the company as provided herein and the Purchaser is prepared to lend such money.

        NOW THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  DESCRIPTION OF NOTE AND COMMITMENT.

      1.1. Description of Note. The Company has duly authorized the issuance and sale of its Senior Subordinated Convertible Notes Due July 1, 2004 in the principal amounts of Three Million Six Hundred Twenty-Eight Thousand Four Hundred Twenty-Seven Dollars ($3,628,427) to Capitol American and Two Million Dollars ($2,000,000) to Transport (collectively, the "Note"), in the form of Exhibit A-1 and A-2, and shall bear interest at a rate of 10% per annum.
The Note will be dated the date of issue, will bear interest from such date as respectively set forth therein, payable semi-annually in cash on the first day of each January and July in each year (commencing January 1, 1998) and at maturity. The Note will bear interest on overdue principal (including any overdue prepayment of principal) and on any overdue installment of interest at the Overdue Rate after the due date thereof, whether by prepayment, by acceleration or otherwise, until paid. The Note will be expressed to mature on July 1, 2004 and will be subject to prepayments at the option of the holder in certain events prior to such date. Interest on the Note shall be computed on
the basis of a 360-day year of twelve 30-day months.   The Note is not subject
to prepayment or redemption at the option of the Company prior to its expressed maturity date except on the terms and subject to the conditions referred to in
Section 2 of this Agreement. The terms which are capitalized herein shall have the meanings set forth in Section 8.1 hereof unless the context shall otherwise require.

      1.2. Commitments, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company on the Closing Date at a price of 100% of the principal amount, the Note.

        Delivery of the Note on the Closing Date will be made at such place as the parties hereto mutually agree against payment therefor by wire transfer of federal funds currently and immediately available in Indianapolis, Indiana for credit to such account or accounts as the Company shall specify by not less than three Business Days' prior written notice. On the Closing Date, the Company will deliver to Capitol American the Note in the principal amount of Three Million Six Hundred Twenty-Eight Thousand Four Hundred Twenty-Seven Dollars ($3,628,427) and to Transport the Note in the principal amount of Two Million Dollars ($2,000,000).

        1.3. Conversion. (a) The Purchaser may, at the Purchaser's option, at any time, and from time to time, prior to payment in full of the Note, convert the outstanding principal amount of the Note and any accrued and unpaid interest due pursuant to Section 1.1 in whole or in part (the "Conversion Amount") into fully paid and non-assessable shares (but only into full shares) of the common stock, without par value of the Company (the "Common Shares"), at a price equal to the amount of $5.747 per Common Share (the "Conversion Rate"). In order to exercise this conversion right, the Purchaser must send written notice of the conversion to the Company at least 10 days prior to the specified conversion date. On the conversion date (or as soon thereafter as is reasonably practicable), the Company shall issue to the Purchaser a share certificate for the Common Shares acquired upon conversion. The Purchaser's right to elect to convert the Conversion Amount of the Note into Common Shares shall not be affected by any prepayment notice given by the Company, so long as the Company receives the Purchaser's written notice of the conversion at least five Business Days before the date upon which Company specified in its notice that it would prepay the Note;

        (b) The Conversion Rate shall be adjusted as provided in the Note;

        (c) Notwithstanding any other provisions of this Section 1.3 to the contrary, the conversion rights of the Purchaser shall be exercisable only if simultaneous with the conversion the Purchaser enters into a Voting Trust Agreement substantially in the form attached hereto as Exhibit B with respect to the Common Shares to be issued upon conversion;

        (d) Notwithstanding any other provisions of this Section 1.3 to the contrary, the conversion rights of the Purchaser shall be subject to compliance with all applicable federal and state laws, (including but not limited to securities laws and state insurance laws) and the Company agrees to execute all required agreements and documents required by the Company to establish compliance with such laws and to cooperate with the Purchaser to obtain any and all approvals that may be required to be obtained by Purchaser in order to exercise the conversion rights; and

        (e) The Company shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Shares, solely for the purpose of issuance upon conversion of the Note, that number of Common Shares as shall from time to time be sufficient to effect the conversion of the Note, and if at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the exercise of the Note, the Company shall take the corporate action necessary to increase the number of its authorized Common Shares to a number sufficient for this purpose.

SECTION 2.   PREPAYMENT OF NOTE.

        2.1 Restriction on Prepayment. No prepayment of the Note may be made except to the extent and in the manner expressly provided in this Agreement.

        2.2. Prepayments at Option of Holder in Certain Events. In the event that a Repurchase Event occurs, the holder of the Note shall have the right, at such holder's option, pursuant to an irrevocable and unconditional offer by the Company, to require the Company to prepay all, or any part, of the Note on the date that is no later than forty-five days after the occurrence of such Repurchase Event, at a cash price equal to 101% of the principal amount thereof to be prepaid plus accrued and unpaid interest thereon to the date fixed for prepayment.

        2.3. Prepayments at Option of the Company. The Note may be prepaid in whole or in part at the option of the Company at the following redemption prices (expressed as percentages of the principal amount) if prepaid during the 12-month period commencing July 1 of the years indicated below, in each case together with any accrued but unpaid interest thereon to the prepayment date:


        Year                                            Percentage
        ----                                            ----------
        2000                                                105%
        2001                                                104%
        2002                                                103%
        2003                                                102%


The Note may be prepaid in whole or in part at the option of the Company prior to July 1, 2000 at a redemption price of 101% of the principal amount plus accrued but unpaid interest thereon to the prepayment date only if (i) a Sale Event occurs or (ii) the average of the closing prices of the Common Shares on NASDAQ as reported in the Wall Street Journal, for any twenty trading days within the thirty consecutive trading day period immediately prior to the date of notice of prepayment equals or exceeds $8.00 per share. The Company shall mail by first class mail to the holder of the Note a notice of prepayment at least fifteen Business Days and not more than forty-five Business Days prior to the prepayment date.

        Any notice of prepayment pursuant to Section 2.2 or this Section 2.3 shall (i) make reference to the applicable Section(s) of this Agreement, (ii) state whether the Note is to be prepaid in whole or in part, and (iii) state the prepayment date and price. The Company shall, on such prepayment date, make the required prepayment.

        2.4.  Direct Payment.    Notwithstanding anything to the contrary in
this Agreement or the Note, in case the Note is owned by the Purchaser or its nominee (or owned by any other institutional holder who has given written notice to the Company requesting that the provision of this Section 2.4 shall apply), the Company will promptly and punctually pay when due the principal thereof and interest thereon, without any presentment thereof directly to such Purchaser or such subsequent holder at the address of such Purchaser or at such other address as such Purchaser or such subsequent holder may from time to time designate in writing to the Company or, if a bank account is designated for the Purchaser or in any written notice to the Company from such Purchaser or any such subsequent holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account of such Purchaser or such holder in any bank in the United States as such Purchaser or any such subsequent holder may from time to time direct in writing. The holder of any Note to which this Section 2.4 applies agrees that in the event it shall sell or transfer any such Note it will (A) prior to the delivery of such Note make a notation thereon of all principal, if any, prepaid thereon and of the date to which interest has been paid thereon, and (B) promptly notify the Company in writing of the name and address of the transferee of the Note so transferred. To the extent this Section 2.4 applies, the Company shall be entitled to presume conclusively that the original or such subsequent institutional holder as shall have requested the provisions hereof to apply to its Note remains the holder of such Note until (1) the Company shall have received from the transferor thereof written notice of the transfer of such Note and of the name and address of the transferee, or (2) such Note shall have been presented to the Company as evidence of the transfer. The Purchaser agrees, and any subsequent holder requesting direct payment pursuant to this
Section 2.4 shall by requesting direct payment be deemed to have agreed, to return the Note to the Company promptly following the final payment thereof.


SECTION 3.    REPRESENTATIONS.

        3.1. Representations of the Company. The Company represents and warrants that all representations set forth in Exhibit C attached hereto are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

        3.2. Representations of the Purchaser. The Purchaser represents, and in entering into this Agreement the Company understands, that (1) the Purchaser is acquiring the Note for the purpose of investment and not with a view to the resale or distribution thereof, and that the Purchaser has no present intention of selling, negotiating, transferring or otherwise disposing of the Note, but without prejudice, however, to the Purchaser's right at all times to sell or otherwise dispose of all or any part of the Note pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the "Act"), or in a transaction exempt from the registration requirements of such Act, and (2) the Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Act. The Purchaser acknowledges that the Note it is purchasing on the Closing Date will not, as of said Closing Date, be registered under the Act, and except as provided in the Registration Rights Agreement, that the Company assumes no obligation to register the Note under the Act and that the Note may only be offered or sold in compliance with the Act and applicable state securities laws.


SECTION 4.    CLOSING CONDITIONS.

        The Purchaser's obligations to purchase the Note on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Note and to the following further conditions precedent:

        4.1. Closing Certificate. Concurrently with the delivery of the Note to the Purchaser on the Closing Date, the Purchaser shall have received a certificate dated the Closing Date, signed by the Secretary of the Company, certifying, among other things, (a) a true and correct copy of the Certificate of Incorporation of the Company, and all amendments, if any, thereto, (b) a true and correct copy of the By-Laws of the Company as then in effect, (c) copies of all corporate action taken by the Company, including resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement, the Note and each other document to be delivered by the Company pursuant to this Agreement, and (d) the names and true signatures of the officers of the Company authorized to sign this Agreement, the Note and each other document to be delivered by the Borrower under this Agreement.

        4.2. Legal Opinion. Concurrently with the delivery of the Note to the Purchaser on the Closing Date, the Purchaser shall have received a favorable opinion of counsel for the Company in form and substance satisfactory to the Purchaser in all respects, dated the Closing Date.

        4.3. Company's Existence and Authority. On or prior to the Closing Date, the Purchaser shall have received, in form and substance reasonably satisfactory to it and its special counsel, such documents and evidence with respect to the Company establishing the existence and good standing of the Company and its Subsidiaries and the Company's authorization of the transactions contemplated by this Agreement.

        4.4. Consent and Approvals. Any consents or approvals required to be obtained from any holder or holders of any outstanding Security of the Company or any other Person (including any state insurance regulators) and any amendments of agreements pursuant to which any Securities may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to the Purchaser and its special counsel.

        4.5 Registration Rights Agreement. The parties shall have entered into a Registration Rights Agreement substantially in the form attached hereto as Exhibit D.

        4.6. Legality of Investment. The Note to be purchased by the Purchaser shall be a legal investment for the Purchaser under the laws of each jurisdiction to which it may be subject (including legality by virtue of resort to any so-called basket provisions of such laws).

        4.7. Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be reasonably satisfactory in form and substance to the Purchaser and its special counsel, and the Purchaser shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

        4.8. Use of Proceeds. The Company shall use the proceeds from the issuance of the Note as follows: (i) to redeem all of the Company's Class S Convertible Cumulative Redeemable Preferred Stock, (ii) Two Million Four Hundred Thousand dollars ($2,400,000) to be contributed to Standard Life, and (iii) the remainder to be held by the Company for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G or U (or any successor regulation) promulgated by the Board of Governors of the Federal Reserve System as from time to time in effect.

        4.9. Waiver of Conditions. If on the Closing Date the Company fails to tender to the Purchaser the Note to be issued to the Purchaser on such date or if the conditions specified in this Section 4 have not been fulfilled, the Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 4 have not been fulfilled, the Purchaser may waive in writing the compliance by the Company with any such condition to such extent as the Purchaser may in its sole discretion determine. Nothing in this Section 4.10 shall operate to relieve the Company of any of its obligations hereunder or to waive any of the Purchaser's rights against the Company.

SECTION 5.    COMPANY COVENANTS.

        From and after the Closing Date and continuing so long as any amount remains unpaid under the Note:

        5.1. Corporate Existence, Etc. The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its respective corporate existence and all material licenses and permits necessary to the proper conduct of its business, provided that the foregoing shall not prevent (x) the liquidation of or the transfer, sale or other disposition of any asset in accordance with Section 5.10 or (y) any other transaction otherwise permitted or consented to under this Agreement.

        5.2. Insurance. (a) The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or similar businesses and owning and operating similar properties. The Company will maintain in force life insurance coverage by a financially sound and reputable insurer (other than an Affiliate of the Company) on Ronald D. Hunter in form and substance satisfactory to the purchasers naming the Company as loss payee in an amount not less than Four Million Dollars ($4,000,000). The Company shall furnish to the Purchaser on or prior to the Closing Date a summary of insurance in force as of such date. The Company shall give notice to the Purchaser of any reduction in coverage or other material changes to the insurance maintained by the Company and its Subsidiaries.

        (b) At any time that the Company shall own any physical assets, it shall maintain physical damage insurance coverage at least equal to the fair market value of such assets and reasonable liability insurance thereon, and with respect to each liability or physical damage insurance policy covering any of the property of the Company, the Company will cause such policy to provide, pursuant to endorsements in form and substance satisfactory to the Purchaser, that the insurer will give the Purchaser 30 days prior written notice of the termination of such policy.

        5.3. Taxes, Claims for Labor and Materials, Compliance with Laws. (a) The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the Property or business of the Company or such Subsidiary, and all claims for work, labor or materials, which if unpaid could become a Lien or charge upon any Property of the Company or such Subsidiary, which Lien or charge could materially and adversely affect the Properties, business or financial condition of the Company and its Subsidiaries considered as one enterprise; provided that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, or claim if (1) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any material Property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (2) the Company or such Subsidiary shall set aside on its books reserves reasonably deemed by it to be adequate with respect thereto.

        (b) The Company will promptly comply, and will cause each Subsidiary to promptly comply, with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation ERISA and all Environmental Legal Requirements, the violation of which could materially and adversely affect the Properties, business or financial condition of the Company and its Subsidiaries considered as one enterprise or could result in any Lien or charge upon any Property of the Company or any Subsidiary, which Lien or charge could materially and adversely affect the properties, business or financial condition of the Company and its Subsidiaries considered as one enterprise.

        5.4. Maintenance of Material Properties, Etc. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its Properties which are used in the conduct of its business (whether owned in fee or a leasehold interest), excluding any Properties that the Company or any Subsidiary reasonably determines to be surplus, obsolete or otherwise not useful in the conduct of its respective business and excluding any Properties the failure to maintain, preserve and keep which would not have a material and adverse effect on the Properties, business or financial condition of the Company and its Subsidiaries considered as one enterprise, in good repair and working order, normal wear and tear excepted, and from time to time will make all necessary repairs, replacements, renewals and additions which in the opinion of the Company will maintain the efficiency thereof.

        5.5. Nature of Business. The Company and its Subsidiaries will continue to engage in substantially the same types of businesses in which they are engaged as of the date hereof.

        5.6. Limitations on Indebtedness. The Company will not, and will not permit any Subsidiary to, create, assume, issue, guarantee, suffer to exist or otherwise incur any Indebtedness, except:

              (a) Indebtedness of the Company under this Agreement and the Note;

              (b)  Indebtedness existing as of the date hereof and set forth on
        Schedule 5.6;

              (c)  Indebtedness of the Company under the Fleet Credit Agreement;

              (d) Accounts payable to trade creditors for goods or services which are not aged more than sixty days from billing date, and current operating liabilities (other than for borrowed money) which are not more than sixty days past due, in each case incurred in the ordinary course of business and paid within the specified time, unless contested in good faith and by appropriate proceedings and for which appropriate reserves are maintained;

              (e) Indebtedness between Subsidiaries of the Company or between a Subsidiary of the Company and the Company; and

              (f) Indebtedness of the Company or any of its Subsidiaries, if any, secured by purchase-money Liens permitted by Section 5.7 hereof.

        5.7. Limitations on Liens. The Company will not, and will not permit any Subsidiary to, create, assume or incur, or suffer to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on its or their property, whether now owned or hereafter acquired, or upon any income or profits therefrom (collectively, "Liens"), except:

              (a) Liens in favor of Fleet National Bank arising under the Fleet Credit Agreement;

              (b)  Liens in favor of the Purchaser arising under this Agreement;

              (c) Liens for taxes or assessments or other governmental charges or levies not yet due and payable or, if due and payable, Liens which are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

              (d) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than sixty days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

              (e) Liens under workmen's compensation, unemployment insurance, social security, or similar legislation;

              (f) Liens incurred in the ordinary course of business relating to deposits or pledges to secure the performance of bids, tenders, contracts (other than contract for the payment of money), leases (permitted under the terms of this Agreement), or public or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations;

              (g) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and claims secured thereby are being actively contested in good faith and by appropriate proceedings;

              (h) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Company or any of its Subsidiaries of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; and

              (i)  Existing Liens specified in Schedule 5.7 hereto.

        5.8. Reinsurance. Except for reinsurance on annuity products sold after the date hereof in the ordinary course of business consistent with past practice, the Company will not permit any insurance company Subsidiary to enter into any reinsurance or other similar agreement with respect to 10% or more of its respective assets or liabilities in any fiscal year. Any reinsurance or other similar agreement will be entered into only with a company that is rated A or better by A.M. Best Company, Inc.

        5.9. Financial Covenants. The Company will comply with all of the financial covenants set forth in Exhibit E attached hereto, and the same is hereby incorporated by reference with the same force and effect as though herein set forth in full.

        5.10. Sales of Assets. The Company will not, and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of any Subsidiary of the Company, receivables and leasehold interests), except:

              (a) the sale or other disposition of assets no longer used or useful in the conduct of its business; or

              (b) investment securities disposed of in the ordinary course of business.

        5.11. Loans and Investments. Subject to the limitations set forth below, the Company shall not make, or permit any of its Subsidiaries to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person except that, so long as the Company complies at all times with the financial covenants set forth in Section 5.9 herein, (i) the Company and its Subsidiaries may make investments in fixed maturities securities rated less than "BBB" by Moody's Investor Services or Standard & Poor's Corporation and in mortgage loans, real estate, collateral loans, common and nonredeemable preferred stocks and other invested assets as long as the total of such investments does not exceed 10% of the total consolidated investments of the Company and its Subsidiaries and (ii) nothing herein shall limit the ability of the Company and its Subsidiaries to invest all or any portion of their respective assets in fixed maturities securities rated at least "BBB" by Moody's Investor Service or Standard & Poor's corporation, other investment grade bonds or securities guaranteed by the United States Government.

        5.12. Guaranties, Etc. The Company shall not assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any of its Subsidiaries to assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss) for obligations of any Person, except (1) guarantee by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (2) existing guaranties specified in Schedule 5.12.

        5.13. Mergers, Etc. The Company will not, and will not permit any Subsidiary to, merge with or into any Person or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of the assets or business of any Person, except:

              (a) any Subsidiary may merge with or into any Wholly-owned Subsidiary so long as the Wholly-owned Subsidiary is the surviving entity; and

              (b)  any Subsidiary may merge into the Company.


        5.14. Transactions with Affiliates.

        The Company will not enter into, or permit any of its Subsidiaries to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service with any Affiliate, which individually or in the aggregate for the Company and its Subsidiaries aggregate more than $250,000 per fiscal year, except in the ordinary course of and pursuant to the reasonable requirements of the Company or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate and except for the transactions listed on Schedule 5.14 and Schedule 5.17.

        5.15. Limitation on Sale and Lease-Backs. Except for existing Liens specified in Schedule 5.6, the Company will not enter into, or permit any Subsidiary to enter into, any arrangement with any bank, insurance company or other lender or investor, or to which any such lender or investor is a party, providing for the leasing to the Company or any Subsidiary of any Property or Properties which has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person to which funds have been or are to be advanced by such lender or investor, in whole or in part, on the security of the leased Property.

        5.16. Repurchases of Note.   Neither the Company nor any Subsidiary nor
any Affiliate, directly or indirectly, may repurchase or make any offer to repurchase the Note unless the offer has been made to repurchase, pro-rata, from all holders of the Note at the same time and upon equivalent terms. In case the Company repurchases any Note, such Note shall thereafter be canceled and no note shall be issued in substitution thereof.

        5.17. Dividends. The Company shall cause its Subsidiaries to pay to the Company such amounts as will be sufficient for the Company to perform its obligations under the Fleet Credit Agreement, this Agreement and the Note and the surplus debentures listed on Schedule 5.17 (with respect to interest payments only) so long as such amounts may be legally paid under applicable insurance laws or are otherwise approved by insurance regulators; provided that the inability of any Subsidiary to pay dividends shall not affect the Company's payment and other obligations under this Agreement and the Note.

        5.18. Termination of Pension Plans. The Company will not, and will not permit any Subsidiary to, terminate any Plan maintained by it in a manner which would result in the imposition of a Lien on any Property of the Company or any Subsidiary pursuant to ERISA.


        5.19. Reports and Rights of Inspection.

              (a) The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and accurate entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP and SAP, and will furnish to the Purchaser so long as the Purchaser is the holder of any Note and to each other institutional holder of the then outstanding Note the reports set forth on Exhibit F attached hereto and any special reports or information requested by and/or furnished to Fleet National Bank and the same is hereby incorporated by reference with the same force and effect as though herein set forth in full.

              (b) The Company will permit the Purchaser, so long as the Purchaser is the holder of any Note, (or such Persons as either the Purchaser or such holder may designate) to visit and inspect any of the properties of the Company or any Subsidiary, to examine all their books of account and financial records of operations, and at the expense of such holder to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, other executives and independent public accountants (and by this provision the Company authorizes said accountants to discuss with the Purchaser the finances and affairs of the Company and its Subsidiaries), all at such reasonable times and as often as may be reasonably requested. The Company shall not be required to pay or reimburse the Purchaser or any such holder for expenses which the Purchaser or any such holder may incur in connection with any such visitation or inspection unless a Default or an Event of Default shall have occurred and be continuing hereunder.

              (c) Any information regarding the Company or any Subsidiary which is, pursuant to this Agreement, provided to, or obtained or examined by, (1) the Purchaser, or any of the its representatives, while the Purchaser or its nominee holds the Note, or (2) any other holder of the Note, or any of its representatives, while such holder holds such Note, shall be considered and treated by the Purchaser and its representatives and each other holder of the Note and its representatives as confidential. The Purchaser agrees that it will not disclose any such information without the prior written consent of the Company (which consent shall not be unreasonably withheld) other than on a confidential basis to (1) any one or more of the Purchaser's respective directors, employees, agents, attorneys and accountants who would have access to such information in the normal course of the performance of such Person's duties and (2) the other holders of the Note who first agree to be bound by the confidentiality provisions hereof, or any one or more of the directors, employees, agents, attorneys and accountants of such other holders of the Note who would have access to such information in the normal course of the performance of such Person's duties; provided that the Purchaser may disclose or disseminate any such information:

              (i) as has become generally available to the public (other than in violation of this Agreement);

              (ii) to such third parties as the Purchaser may, in its discretion, deem reasonably necessary or desirable in connection with or in response to (1) compliance with any law
        (including without limitation any applicable Freedom of Information
        Act), ordinance or governmental order, regulation, rule, policy, subpoena, investigation, regulatory authority request or requests, or
        (2) any order, decree, judgment, subpoena, notice of discovery or similar ruling or pleading issued, filed served or purported on its face to be issued, filed or served (x) by or under authority of any court, tribunal, arbitration board of any governmental or industry agency, commission, authority, board or similar entity or (y) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal, arbitrator or board of any governmental agency, commission, authority, similar entity, it being understood that the Purchaser will use its best efforts to give prior notice to the Company thereof;

              (iii) to any prospective purchaser, securities broker or dealer or investment banker in connection with the resale or proposed resale of any portion of the Note after such party shall have agreed to maintain the confidentiality of any information furnished by the Company to the extent required hereunder;

              (iv)  to the NAIC;

              (v) to any entity utilizing such information to rate or classify debt or equity securities or to report to the public concerning the industry of which it is a part; and

              (vi) to enforce or protect its rights under this Agreement or the Note.

              (d) Neither the Purchaser nor any other holder or holders of the Note will be liable for the breach of this provision by any other holder of the Note.

        5.20. Leases. The Company shall not create, incur, assume, or suffer to exist, or permit any of its Subsidiaries to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal Property, except:

              (a) Capitalized Leases, if any, permitted under Section 5.7 hereof;

              (b) Leases existing on the date of this Agreement and any extensions or renewals thereof;

              (c) Leases (other than Capitalized Leases) which do not in the aggregate require the Company and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance and similar expenses which the Company or any of its Subsidiaries is required to pay under the terms of any lease) in any fiscal year of the Company in excess of

        One Million Four Hundred Thirty Thousand Dollars ($1,430,000); and

              (d)  Leases between the Company and any of its Subsidiaries.

        5.21. Investment Advisory Agreement. Pursuant to that certain Investment Advisory Agreement between Standard Life and Conseco Capital Management Inc. ("Conseco Capital") dated as of August 1, 1991, (the "Investment Advisory Agreement"), Conseco Capital provides investment advice, among other services, to the Company. Neither the Company nor Standard Life shall replace Conseco Capital with any other party or allow any party other than Conseco Capital to provide the services currently covered under the Investment Advisory Agreement with respect to the Company, any of the Company's assets or any assets of any of the Company's Subsidiaries domiciled in the United States without the prior written consent of the holder of the Note.


SECTION 6.   EVENTS OF DEFAULT AND REMEDIES THEREFOR.


        6.1. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

             (a) The Company should fail to pay or prepay, as and when due and payable, any principal under the Note;

             (b) The Company should fail to pay or prepay, as and when due and payable, any interest due on the Note and such failure to pay or prepay shall continue for more than three (3) Business Days;

             (c) Any representation or warranty made or deemed made by the Company in this Agreement or in the Note or which is contained in any certificate, document, opinion, financial or other statement furnished at any time or in connection with this Agreement, shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

             (d) The Company shall fail to perform or observe any term, covenant, or agreement contained in any Loan Document (other than the provisions of Section 5 of this Agreement) to which it is a party on its part to be performed or observed;

           (e) The Company shall fail or perform or observe any term, covenant, or agreement contained in Section 5 of this Agreement and such failure shall remain unremedied until the earlier of ten (10) Business Days after (i) written notice thereof shall be given to the Company by the Purchaser, or (ii) the Company is notified of such failure or should have been notified of such failure pursuant to Section
        6.2 hereof;

             (f) An event of default shall occur pursuant to the Fleet Credit Agreement;

             (g) The Company or any of its Subsidiaries shall (i) fail to pay any of its Debt (after giving effect to any applicable grace period), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such Debt, whether or not such failure to perform or observe shall be waived by the holder of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

             (h) The Company or any of its Subsidiaries (i) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its Debt as such Debt become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of sixty
        (60) days or more; or (v) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more;

             (i) One or more judgments, decrees, or orders for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Company or any of its Subsidiaries, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

             (j) Any of the following events occur or exist with respect to the Company, any of its Subsidiaries, or any ERISA Affiliate: (a) any Prohibited Transaction involving any

        Plan; (b) any Reportable Event with respect to any Plan; (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the reasonable opinion of the Purchaser subject the Company, or any of its Subsidiaries, or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or may exceed $250,000; or

             (k) Any change in the current ownership or management of the Company or Standard Life that would effect a change in "control"
        (as such term is defined under the applicable definitional section of the Indiana Insurance Law) of the Company and Standard Life.

        6.2. Notice to Holders. When any Event of Default described in the foregoing Section 6.1 has occurred, or if the holder of the Note or of any other evidence of Indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within ten (10) days of such event and the action which is proposed to be taken by the Company with respect thereto to the holder of the Note then outstanding, such notice to be in writing and sent in the manner provided in Section 9.7 hereof.

        6.3. Acceleration of Maturity. During the existence of an Event of Default the holder of the Note who or which has not consented to any waiver with respect to such Event of Default may, at its option, by notice in writing to the Company, declare the Note then held by such holder to be, and such Note shall thereupon become, forthwith due and payable, together with all interest accrued thereon, and to the extent not prohibited by applicable law, interest on such principal and accrued interest at the Overdue Rate for the period from and after the date of acceleration to and including the date of payment thereof, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire such amount. The holder of the Note may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement or in the Note, or in aid of the exercise of any power granted herein or therein or proceed to obtain judgment or any other relief whatsoever appropriate to the action or proceeding, or proceed to enforce any other legal or equitable right of any such holder of the Note. Upon the Note becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay in cash to the holder of the Note the entire principal, and interest accrued on the Note and interest on such principal, and accrued interest at the Overdue Rate for the period from and after the date of acceleration to and including the date of payment thereof. No course of dealing on the part of any holder of the Note nor any delay or failure on the part of any holder of the Note to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent not prohibited by applicable law, to pay to the holder of the Note all costs and expenses reasonably incurred by it in the collection of the Note upon any Event of Default hereunder or thereon, including without limitation reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

        6.4. Rescission of Acceleration. The provisions of Section 6.3 are subject to the condition that if the principal of and accrued interest on the outstanding Note has been declared immediately due and payable by reason of the occurrence of any Event of Default, the holder may, by written notice to the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

             (a) no judgment or decree shall have been entered for the payment of any monies due pursuant to the Note or this Agreement;

             (b) all arrears of interest upon the Note and all other sums payable under the Note and under this Agreement (except any principal or interest on the Note which has become due and payable solely by reason of such declaration under Section 6.3) shall have been duly paid; and

             (c) each and every other Event of Default shall have been made good, cured or waived pursuant to Section 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereto.


SECTION 7.  AMENDMENTS, WAIVERS AND CONSENTS.

        7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holder; provided that without the written consent of the holder of the Note outstanding, no such waiver, modification, alteration or amendment shall be effective (a) which will change the time of payment of the principal of or the interest on the Note or change the principal amount thereof or change the rate of interest thereon, or (b) which will change any of the provisions with respect to prepayments.

        7.2. Effect of Amendment or Waiver. Any amendment or waiver under this Agreement shall apply equally to all of the holders of the Note and shall be binding upon them, upon each future holder of the Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.


SECTION 8.  INTERPRETATION OF AGREEMENT; DEFINITIONS.

        8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings, and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

        "Act" is defined in Section 3.2.

        "Affiliate" means any Person (other than a Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, or (b) which beneficially owns or holds (i) 10% or more of any class of the Voting Stock of the Company or (ii) 10% or more of the Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

        "Annual Statement" shall mean the annual financial statement of the Company or any Subsidiary as required to be filed with Indiana State Insurance Department or other applicable authority, together with all exhibits or schedules filed therewith, prepared in conformity with SAP.

        "Business Day" means any day other than a Saturday, Sunday or other day on which The Federal Reserve Bank of Chicago is required by law to close.

        "Capital Lease" means any lease, the obligation for rentals with respect to which is required to be capitalized on a balance sheet of the lessee in accordance with GAAP, or for which the amount of the asset and liability thereunder as if so capitalized is required to be disclosed in a note to such balance sheet in accordance with GAAP, together with any other lease which is in substance a financing lease.

        "Closing Date" means June 30, 1997.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor or superseding tax laws of the United States of America together with all regulations promulgated thereunder.

        "Common Shares" is defined in Section 1.3.

        "Conversion Amount" is defined in Section 1.3.

        "Conversion Rate" is defined in Section 1.3.

        "Debt" means (i) all indebtedness or liability for borrowed money or for the deferred purchase price of property or services (excluding trade obligations incurred in the ordinary course of business which are not outstanding more than ninety days from the date of invoice thereof); (ii) all obligations as lessee under Capital Leases; (iii) all current liabilities in respect of unfunded vested benefits under any Plans; (iv) all obligations under letters of credit issued for the account of any Person; (v) all obligations arising under acceptance facilities; (vi) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (vii) all obligations secured by any lien on Property, whether or not the obligations have been assumed by the owner thereof; (viii) all other items of indebtedness which in accordance with GAAP would be included in determining total indebtedness as shown on the liability side of a balance sheet at the date as of which indebtedness is to be determined; and (ix) all indebtedness or liability of the Company to the Purchaser with respect to the Note. Notwithstanding the foregoing, the term "Debt" shall not include (i) any intercompany debt existing on the date hereof between the Company and Standard Management International, S.A., or (ii) any indebtedness existing on the date hereof between Standard Life and Standard Development, L.L.C.

        "Default" means any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 6.1.

        "EBIT" means, for any Person, for any period earnings before Interest Expense, taxes and extraordinary items for such Person determined in accordance with GAAP.

        "Environmental Legal Requirement" means any applicable law, statute or ordinance relating to public health, safety or the environment, including without limitation any such applicable law, statute or ordinance relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyl or asbestos, to the disposal,
transportation, treatment, storage or   management of solid or hazardous wastes
or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid substances and any regulation, order, notice or demand issued pursuant to any such law, statute or ordinance, in each case applicable to the property of the Company and its Subsidiaries or the operation, construction or modification of any thereof, including without limitation the following: the Clean Air Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act as amended by the Solid and Hazardous Waste Amendments of 1984, the Occupational Safety and Health Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Solid Waste Disposal Act, and any state statutes addressing similar matters or providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of hazardous substances and any state nuisance statute.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or supplemented from time to time, and the rules, regulations and published interpretations issued in connection therewith.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) which, together with the Company, would be treated as a single employer under Section 4001 of ERISA.

        "Fixed Charge Coverage Ratio" means, as at any date and calculated on a consolidated basis, the ratio of (a) the sum of allowable dividends of the Company's insurance Subsidiaries and the Company's and its Subsidiaries EBIT (calculated for immediately preceding four fiscal quarters) to (b) the Company's and its Subsidiaries' Interest Expense plus the amount of principal installments and other principal maturities of Debt of the Company and its Subsidiaries (calculated for the four fiscal quarters immediately following such date).

        "Fleet Credit Agreement" means the Amended and Restated Revolving Line of Credit Agreement between the Company and Fleet National Bank dated as of November 8, 1996, as to be amended in connection with the closing of the acquisition of Savers Life.

        "GAAP" means United States generally accepted accounting principles from time to time in effect and applicable to the consolidated financial statements of the Company. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with GAAP, except where statutory accounting principles are stated to be applicable.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guarantees" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any obligations of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation all such obligations incurred through an agreement, contingent or otherwise, by such Person (a) to purchase such obligations or any property or assets constituting security therefor, (b) to advance or supply funds (1) for the purchase or payment of such obligations, or (2) to maintain working capital or other balance sheet condition or (3) otherwise to advance or make available funds for the purchase or payment of such obligations, (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such obligations of the ability of the primary obligor to make payment of the obligations, or (d) otherwise to assure the owner of the obligations of the primary obligor against loss in respect thereof; provided, however, that any obligation which is set forth in clause (a), (b), (c) or (d) above shall not be included in the definition of Guarantees if such obligation is otherwise included in clause (a), (b), (c) or (d) of the definition of Indebtedness; provided, further, that obligations under life insurance or annuity policies issued by the Company or its insurance company Subsidiaries and obligations of the Company or its insurance company Subsidiaries in respect of reinsurance transactions shall not be included in the definition of Guarantees. For the purposes of all computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the maximum principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation shall be deemed to be Indebtedness equal to the maximum aggregate amount of the obligation so guaranteed.

        "Hazardous Materials" means, any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Legal Requirement.

        "Indebtedness" of any Person means and includes all (a) obligations of such Person for borrowed money or to pay the deferred purchase price of property, (b) obligations secured by any lien or other charge upon property or assets owned by such Person to the extent of the value of such property or assets, regardless of whether or not such Person has assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement upon the occurrence of an event of default thereunder are limited to repossession or sale of property, (d) capitalized rentals under any Capitalized Lease, and (e) Guarantees; provided that obligations under life insurance or annuity polices issued by the Company or its insurance company Subsidiaries and obligations of the Company or its insurance company Subsidiaries in respect of reinsurance transactions shall not be included in the definition of Indebtedness.

        "Insurance Code" shall mean the Insurance Code of the State of Indiana and any other applicable jurisdictions and any successor statute(s) of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Insurance Code shall be construed to also refer to successor sections.

        "Interest Expense" shall mean, with respect to any Person, for any period, the sum, for such Person in accordance with GAAP of (a) all interest on Debt that is accrued as an expense during such period (including, without limitation, imputed interest on Capital Lease obligations), plus (b) all amounts paid, accrued or amortized as an expenses during such period in respect of interest rate protection agreements, minus (c) all amounts received or accrued as income during such period in respect of interest rate protection agreements.

        "Investment" of any Person means any investment so classified under GAAP, whether by stock purchase, capital contribution, loan, advance, purchase of property or otherwise.

        "Liens" are defined in Section 5.7.

        "Loan Documents" means this Agreement, the Note, Registration Rights Agreement and all other agreements, instruments and documents related to or delivered by the Company or any Subsidiary in connection with any of the foregoing.

        "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Company or any ERISA Affiliate.

        "NAIC" means the National Association of Insurance Commissioners and any entity succeeding to any or all of its functions.

        "Note" is defined in Section 1.1.

        "Overdue Rate" means with respect to any Note 3% per annum over the interest rate otherwise borne by such Note.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Person" means an individual, partnership, corporation, trust, joint stock company or unincorporated organization or joint venture, and a government or agency or political subdivision thereof.

        "Plans" means any employee benefit pension plan which is maintained by the Company or any Subsidiary and is covered by Title IV of ERISA or subject to the funding standards of Section 412 of the Internal Revenue Code of 1986, as amended.

        "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

        "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        "Pro-rata" means pro-rata based on the aggregate outstanding principal on all the Notes from time to time.

        "Real Properties" shall have the meaning assigned to such term in
Schedule 3.1 of this Agreement.


        "Reportable Event" means (i) any of the events set forth in Sections 4043, 4068 or 4063 of ERISA (ii) any event requiring the Borrower or any ERISA Affiliate to provide security to a Plan under Section 401(a)(20) of the Code or
(iii) any failure to make payments required by Section 412(m) of the Code.

        "Repurchase Event" means the occurrence of any of the following events:
(i) any Person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the Company's Voting Stock (other than a Person who beneficially owns at the Closing Date 5% or more of the Company's Common Shares); (ii) individuals who at the Closing Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the Closing date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (iii) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a Wholly-owned Subsidiary; (iv) the Company conveys, transfers, sells or assigns all or substantially all of its assets to any Person (other thana Wholly-owned Subsidiary); or (v) the Company distributes individually or in the aggregate over a twelve-month period in respect of its Common Shares an amount in excess of 30% of the fair market value of such Common Shares (the fair market value shall be determined by the closing price of such Common Shares on NASDAQ as of the date of such distribution.

        "Sale Event" means the occurrence of any of the following events: (i) any Person is or becomes the beneficial owner, directly or indirectly, of 50% or more of the Company's Voting Stock (other than a Person who beneficially owns at the Closing Date 5% or more of the Company's Common Shares); (ii) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a Wholly-Owned Subsidiary); or (iii) the Company conveys, transfers, sells or assigns all or substantially all of its assets to any Person (other than a Wholly-Owned Subsidiary).

        "SAP" shall mean, as to any insurance company Subsidiary, the statutory accounting practices prescribed or permitted by the insurance regulatory authority of such insurance company Subsidiary's state of domicile with whom such Subsidiary is required to file its financial statements.

        "Security" has the same meaning as in Section 2(1) of the Act.

        "Savers Life" means Savers Life Insurance Company, a North Carolina insurance company.

        The term "subsidiary" means, as to any particular parent corporation, any corporation or other entity of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term "Subsidiary" shall mean a direct or indirect subsidiary of the Company.

        "Standard Life" means Standard Life Insurance Company of Indiana, an Indiana corporation.

        "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions), irrespective of whether or not at the time Securities of any class or classes shall have or might have special voting powers or rights by reason of the occurrence of any contingency.

        "Wholly-owned" when used in connection with any Subsidiary means a Subsidiary of which all of the issued and outstanding shares of stock (except shares required by applicable law as directors' qualifying shares) shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

        8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where statutory accounting principles are applicable or where GAAP is inconsistent with the requirements of this Agreement, in which event the latter shall be controlling.


SECTION 9.  MISCELLANEOUS.

        9.1. Note Register. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Note (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred, as hereinafter provided and under such reasonable regulations as it may reasonably prescribe, the Note issued pursuant to this Agreement.

        At any time, and from time to time, the holder of such Note that has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the holder of such Note or its attorney duly authorized in writing.

        The Person in whose name the Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, and interest on the Note shall be made to or upon the written order of such holder.

        9.2. Exchange of Note. At any time, and from time to time, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to the holder, except as set forth below a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in the denomination of $1,000,000 or integral multiples thereof (except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000) as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Note so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

        9.3. Loss, Theft, Etc. of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, mutilation or destruction of the Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of the same tenor and form, in lieu of such lost, stolen, destroyed or mutilated Note. If any Purchaser or any subsequent institutional holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of any authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction, shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.

        9.4. Expenses; Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of the reasonable out-of-pocket expenses incurred by the Purchaser and each other holder of the Note (including reasonable fees and disbursements of the Purchaser and its counsel) in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby and all similar expenses of any holder of Notes relating to any amendment, waivers or consents requested or entered into pursuant to the provisions hereof or relating to any work-out or restructuring relating to the Company (including, without limitation, the reasonable fees and expenses of any financial consultant engaged by such holders in connection therewith). The Company also agrees that it will pay and save the Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Note, whether or not the Note is then outstanding.
The Company agrees to protect and indemnify the Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement as a result of any action by the Company. Without limiting the foregoing, the Company agrees to obtain and pay for a private placement number for the Note and authorizes the submission of such information as may be required by Standard & Poor's for the purpose of obtaining such number.

        9.5. Indemnities. (a) The Company agrees to indemnify the Purchaser and all subsequent holders of the Note against any and all losses, claims, damages, liabilities and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Purchaser or such holders arising out of, in any way connected with, or as a result of (i) the falsity or incorrectness as of the Closing Date of any representation or warranty of the Company contained in or made pursuant to this Agreement or the Note, (ii) the existence of any condition, event or fact constituting, or which with notice or passage of time, or both, would constitute a default in the observance of any of the Company's undertakings or covenants under or pursuant to this Agreement or the Note, and
(iii) any claim, litigation, investigation or proceedings related to any of the foregoing, whether or not any Purchaser or any such holder is a party thereto.

        (b) The foregoing agreements and indemnities shall remain operative and in full force and effect regardless of termination of this Agreement, the consummation of or failure to consummate the transactions contemplated by this Agreement or any amendment, supplement, modification or waiver thereunder, the payment in full of the Note, the invalidity or unenforceability of any term or provision of this Agreement or the Note or any other document required hereunder, any investigation made by or on behalf of the Purchaser, the Company or any Subsidiary, or the content or accuracy of any representation or warranty made under this Agreement or any other document required hereunder.

        9.6. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of the Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right and the rights and remedies of the holder of the Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Section 7 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

        9.7. Notices. All communications provided for hereunder shall be in writing and, if to the Purchaser, delivered or sent by prepaid overnight air courier, addressed to the Purchaser at 11825 North Pennsylvania Street, Carmel, Indiana 46032, Attn: Rollin M. Dick or such other address as the Purchaser or the subsequent holder of any Note initially issued hereunder may designate to the Company in writing, and if to the Company, delivered or sent by prepaid overnight air courier to the Company at 9100 Keystone Crossing, Suite 600, Indianapolis, Indiana 46240, Attention: Ronald D. Hunter, or to such other address as the Company may in writing designate to each of the Purchaser or to a subsequent holder of any Note initially issued hereunder.

        9.8. Reproduction of Documents. This Agreement and all documents relating thereto, including without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Purchaser at the closing of its purchase of the Note (except the Note itself), and (c) financial statements, certificates and other information previously or hereafter furnished to the Purchaser, may be reproduced by the Purchaser by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Purchaser in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        9.9. Counterparts. This Agreement may be executed in any number of counterparts, each counterpart constituting an original but all together only one Agreement.

        9.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns, including each successive holder or holders of the Note.

        9.11. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Note.

        9.12. Severability.   Should any part of this Agreement for any reason
be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

        9.13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE HOLDERS OF THE NOTE AND THE COMPANY HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF INDIANA (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), CANNOT BE CHANGED ORALLY AND SHALL BIND AND INURE TO THE BENEFIT OF THE COMPANY, SUCH HOLDERS AND THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS. THE COMPANY AGREES THAT ANY DISPUTE ARISING OUT OF THIS AGREEMENT SHALL BE SUBJECT TO THE JURISDICTION OF BOTH THE STATE AND FEDERAL COURTS IN INDIANA. FOR THE PURPOSE, THE COMPANY HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS IN INDIANA. THE COMPANY FURTHER AGREES TO ACCEPT SERVICE OF PROCESS OUT OF ANY OF THE BEFORE MENTIONED COURTS IN ANY SUCH DISPUTE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH IN THIS AGREEMENT.

        9.14. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

        9.15. Waiver of Jury Trial. The Purchaser or the other holders of the Note and the Company hereby waive trial by jury in any litigation in any courts with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between the Company and the Purchaser or the other holders of the Note.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  STANDARD MANAGEMENT CORPORATION



                                  By:     Paul B. Pheffer
                                     ----------------------------------------
                                  Name:   Paul B. Pheffer
                                       --------------------------------------
                                  Its:    Executive Vice President & CFO
                                      ---------------------------------------


                                  CAPITOL AMERICAN LIFE INSURANCE COMPANY



                                  By:      Rollin M. Dick
                                     ----------------------------------------
                                  Name:    Rollin M. Dick
                                       --------------------------------------
                                  Its:     Executive Vice President & CFO
                                      ---------------------------------------


                                  TRANSPORT LIFE INSURANCE COMPANY



                                  By:      Rollin M. Dick
                                     ----------------------------------------
                                  Name:    Rollin M. Dick
                                       --------------------------------------
                                  Its:     Executive Vice President & CFO
                                      ---------------------------------------